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                                                                   EXHIBIT 10.21


                      SECOND AMENDMENT TO CREDIT AGREEMENT

         This Second Amendment to Credit Agreement (this "Second Amendment") is entered into as of the 11th day of February, 2000, by and among EXCO Resources, Inc., a Texas corporation ("Borrower"), Bank of America, N.A. (successor by merger to NationsBank, N.A., successor by merger to NationsBank of Texas, N.A.), as Agent ("Agent"), and Bank of America, N.A. (successor by merger to NationsBank, N.A., successor by merger to NationsBank of Texas, N.A.) as the sole Bank ("Bank").

                               W I T N E S S E T H


         WHEREAS, Borrower, Agent and Bank are parties to that certain Credit Agreement dated as of February 11, 1998 (as amended, by the First Amendment to Credit Agreement dated September 21, 1998, the "Credit Agreement") (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

         WHEREAS, pursuant to the Credit Agreement, Bank has made a Revolving Loan to Borrower and provided certain other credit accommodations to Borrower; and

         WHEREAS, Borrower has requested that the Borrowing Base be increased and other provisions in the Credit Agreement be amended; and

         WHEREAS, subject to and upon the terms and conditions set forth herein, Bank has agreed to Borrower's requests.

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Agent and Bank hereby agree as follows:

         SECTION 1 Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, the Credit Agreement shall be amended effective as of the date hereof in the manner provided in this SECTION 1.

               1.1 Additional Definitions. Section 1.1 of the Credit Agreement shall be amended to add the definition of "Second Amendment" which shall read in full as follows:

               "Second Amendment" means that certain Second Amendment to Credit Agreement dated as of February 11, 2000 among Borrower, Agent and Bank.

               1.2 Amendment to Definitions. The definitions of "Agent", "Loan Papers" and "Termination Date" contained in Section 1.1 of the Credit Agreement shall be amended to read in full as follows:

               "Agent" means Bank of America, N.A., successor by merger to NationsBank, N.A., successor by merger to NationsBank of Texas, N.A., in its capacity as agent for Banks hereunder or any successor thereto.





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               "Loan Papers" means this Agreement, the First Amendment, the
         Second Amendment, the Notes, all Mortgages now or at any time hereafter delivered pursuant to Section 6.1, and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

               "Termination Date" means February 11, 2002.

               1.3 Letters of Credit. Section 2.1(b) of the Credit Agreement shall be amended by deleting the first sentence thereto and adding the following sentence in place thereof:

          "Agent will, from time to time prior to the Termination Date, upon request by Borrower issue Letters of Credit for the account of Borrower, so long as (i) the sum of (A) the total of Letter of Credit Exposure then existing, and (B) the amount of the requested Letter of Credit does not exceed $500,000, and (ii) Borrower would be entitled to a Borrowing under Sections 2.1(a) and 2.1(c) in the amount of the requested Letter of Credit".

               1.4 Additional Funding Condition. Section 7.2 of the Credit Agreement shall be amended (a) to delete "and" at the end of the clause (e) thereof, (b) to delete the period (".") at the end of clause (f) thereof and replace such period with "; and", and (c) to insert a new clause (g) which shall read in full as follows:

          (g) in the case of any Borrowing or issuance of any Letter of Credit which would cause the Outstanding Credit to exceed $6,500,000, Borrower shall deliver to Administrative Agent a legal opinion of Haynes & Boone, L.L.P., counsel to Borrower, addressed to Administrative Agent regarding (a) the valid organization and existence of Borrower, (b) the due authorization, execution and delivery of this Agreement and the other Loan Papers, (c) the validity, enforceability and binding effect of this Agreement and the other Loan Papers, and (d) such other matters as Administrative Agent shall request.

               1.5 Net Revenue Reports. Section 9.1(d) of the Credit Agreement shall be amended to read in full as follows:

          "(d) As soon as available and in any event in thirty (30) days after the end of each calendar month, a report of Borrower's Financial Officer setting forth in reasonable detail Borrower's Net Revenues for the preceding calendar month;"

               1.6 Environmental Reporting Threshold. Section 9.1(g) of the Credit Agreement shall be amended to delete "$50,000" each time it appears therein and to substitute "$100,000" in place thereof.

               1.7 Waiver of Production Reports. Section 9.1(j) of the Credit Agreement shall be deleted in its entirety.

               1.8 Debt Covenant. Section 10.1 of the Credit Agreement shall be amended to





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delete "$100,000" where it appears therein and to substitute "$500,000" in place thereof.

               1.9 Asset Disposition Covenant. Section 10.5 of the Credit Agreement shall be amended to delete "$100,000" where it appears therein and to substitute "$500,000" in place thereof.

               1.10 Use of Proceeds Covenant. The first sentence of Section 10.7 of the Credit Agreement shall be amended to read in full as follows:

          "The proceeds of Borrowings will not be used for any purpose other than (a) the acquisition, exploration and development of Mineral Interests, and (b) general corporate purposes not prohibited by any other provision of this Agreement or other Loan Papers."

               1.11 Judgment Defaults. Section 12.1(i) of the Credit Agreement shall be amended to delete "$100,000" where is appears therein and to substitute "$250,000" in place thereof.

               1.12 Events of Default. Article XII of the Credit Agreement shall be amended by deleting the word "or" in Section 12.1(m), deleting the period "." in Section 12.1(n) and inserting in lieu thereof "; or" and by adding a new
Section 12.1(o), which shall read in full as follows:

          "(o) (i) the ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing fifty percent (50%) or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Borrower; or (ii) as of any date, more than fifty percent (50%) of the Persons comprising the Board of Directors of Borrower were not members of the Board of Directors of Borrower one year prior to such date;"

         SECTION 2 Limited Waiver of Restricted Payment Covenant. Bank hereby waives compliance by Borrower with Section 10.2 of the Credit Agreement for the limited purpose of permitting Borrower to make Restricted Payments in an aggregate amount not exceeding $250,000 to complete odd lot share repurchases of Borrower's common stock (the "Odd Lot Purchase Program"). This waiver is limited solely to the Odd Lot Purchase Program. Nothing contained herein shall be construed as a waiver of Section 10.2 of the Credit Agreement for any other purpose or be construed as a waiver of any other provision of the Credit Agreement or any other Loan Paper. Neither any Bank nor the Agent shall have any obligation to grant any additional or subsequent waiver of any provision of the Credit Agreement.

         SECTION 3 Borrowing Base Effective as of the Second Amendment Effective Date. In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, upon the satisfaction of each condition precedent set forth in SECTION 4 hereof (evidenced by a written notice to that effect from Administrative Agent to Borrower), the Borrowing Base shall be increased from $5,500,000 to $13,000,000 and shall remain at $13,000,000 until the next Redetermination thereafter.






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         SECTION 4 Conditions Precedent to Increase of Borrowing Base. The
increase in the Borrowing Base pursuant to SECTION 3 hereof is subject to the satisfaction of each of the following conditions precedent on or before February 29, 2000:

               4.1 Completion of Western Gas Acquisition. Borrower shall have completed the acquisition of the Western Gas Properties substantially in accordance with that certain Purchase and Sale Agreement dated November 16, 1999, by and between Borrower and Western Gas Resources, Inc. (the "Western Gas Acquisition Agreement"). As used herein, the term "Western Gas Properties" means the Mineral Interests to be acquired by Borrower pursuant to the Western Gas Acquisition Agreement.

               4.2 Additional Security. To the extent required by Section 6.1 of the Credit Agreement, Borrower shall execute and deliver to Agent, for the ratable benefit of each Bank, Mortgages in form and substance acceptable to Agent granting, evidencing and perfecting a first and prior Lien (subject only to Permitted Encumbrances) covering and encumbering Proved Mineral Interests owned by Borrower which are not the subject of existing valid, enforceable, perfected first priority Liens (subject to Permitted Encumbrances) in favor of Agent for the ratable benefit of each Bank (including, without limitation, the Western Gas Properties) (the "Incremental Properties").

               4.3 Title Review. Agent or its counsel shall have completed a review of title (including opinions of title) to Incremental Properties selected by Borrower which are acceptable to Agent which review results in Agent and its counsel having reviewed title to Proved Mineral Interests with a Recognized Value equal to or not less than ninety percent (90%) of the Recognized Value of all Proved Mineral Interests owned by Borrower. Such review shall not have revealed any condition or circumstance which would reflect that the representations and warranties contained in Section 8.9 of the Credit Agreement are inaccurate in any respect.

               4.4 Resolutions. Borrower shall provide Agent with copies of resolutions and comparable authorizations approving this Second Amendment and any other Loan Papers to be executed or delivered pursuant hereto and authorizing the transactions contemplated by this Second Amendment and any other Loan Papers to be executed or delivered pursuant hereto, duly adopted by the Board of Directors of Borrower accompanied by a certificate of the Secretary or comparable Authorized Officer of Borrower that such copies are true and correct copies of resolutions duly adopted at a meeting of or (if permitted by applicable Law and, if required by such Law, by the Bylaws of Borrower) by the unanimous written consent of the Board of Directors of Borrower, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified or revoked in any respect, and are in full force and effect as of the date hereof.

               4.5 No Default. No Default or Event of Default shall have occurred which is continuing.




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         SECTION 5 Post Effectiveness Covenants. On or before February 29, 2000,
Borrower shall take all action required under Section 6.1 of the Credit
Agreement to cause Borrower to be in full compliance with such Section as of such date. Borrower's failure to timely comply with this SECTION 5 shall constitute an Event of Default.

         SECTION 6 Representations and Warranties of Borrower. To induce Banks and Agent to enter into this Second Amendment, Borrower hereby represents and warrants to Banks and Agent as follows:

               6.1 Reaffirm Existing Representations and Warranties. Each representation and warranty of Borrower contained in the Credit Agreement and the other Loan Papers is true and correct on the date hereof and will be true and correct after giving effect to the amendments set forth in SECTION 1 hereof.

               6.2 Due Authorization; Non Conflict. The execution, delivery and performance by Borrower of this Second Amendment are within Borrower's corporate powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any Material Agreement binding upon Borrower or the Subsidiaries of Borrower or result in the creation or imposition of any Lien upon any of the assets of Borrower or the Subsidiaries of Borrower except Permitted Encumbrances.

               6.3 Validity and Enforceability; Extension of Liens. This Second Amendment constitutes the valid and binding obligation of Borrower enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

               6.4 No Default or Event of Default. No Default or Event of Default has occurred which is continuing.

               6.5 Western Gas Acquisition Documents. Borrower has provided each Bank a true and correct copy of each of the Western Gas Acquisition Documents, including all amendments and modifications thereto. No material rights or obligations of any party to any of such Western Gas Acquisition Documents have been waived and neither Borrower, any of its Subsidiaries, nor, to the best knowledge of Borrower, any other party to any of such Western Gas Acquisition Documents, is in default of its obligations thereunder. Each of the Western Gas Acquisition Documents is a valid, binding and enforceable obligation of the parties thereto in accordance with its terms and is in full force and effect. Each representation and warranty made by Borrower, and to the best knowledge of Borrower, by Seller in the Western Gas Acquisition Agreement and the other Western Gas Acquisition Documents (a) was true and correct when made, and (b) will be true and correct on the Effective Date. As used herein, the term "Western Gas Acquisition Documents" means the Western Gas Acquisition Agreement and all agreements, assignments, deeds, conveyances, certificates and other documents and instruments now or hereafter executed and delivered by or between Borrower and Seller pursuant to the Western Gas Acquisition Agreement or in connection with the acquisition of the Western Gas Properties.






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         SECTION 7 Miscellaneous.


               7.1 Satisfaction of Conditions Precedent. Borrower hereby covenants and agrees that Borrower will satisfy or cause to be satisfied each condition precedent contained in Sections 4.2, 4.3 and 4.4 hereof on or before February 29, 2000; provided, that unless Borrower also satisfies the condition precedent set forth in Section 4.1 hereof, for purposes of satisfying the requirements of this Section 7.1, "Incremental Properties" shall not include the Western Gas Properties. Borrower's failure to comply with this Section 7.1 on or before February 29, 2000 shall constitute an Event of Default.

               7.2 Reaffirmation of Loan Papers. Any and all of the terms and provisions of the Credit Agreement and the Loan Papers shall, except as amended and modified hereby, remain in full force and effect. The amendments contemplated hereby shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations as they may be increased pursuant hereto.

               7.3 Parties in Interest. All of the terms and provisions of this Second Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

               7.4 Legal Expenses. Borrower hereby agrees to pay on demand all reasonable fees and expenses of counsel to Administrative Agent incurred by Administrative Agent, in connection with the preparation, negotiation and execution of this Second Amendment and all related documents.

               7.5 Counterparts. This Second Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Second Amendment until all parties have executed a counterpart. Facsimiles shall be effective as originals.

               7.6 Complete Agreement. THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

               7.7 Headings. The headings, captions and arrangements used in this Second Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Second Amendment, nor affect the meaning thereof.




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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to be duly executed by their respective authorized officers on the date and year first above written.

                                      BORROWER:
                                      --------

                                      EXCO RESOURCES, INC.,
                                      a Texas corporation


                                      By:   /S/ J. DOUGLAS RAMSEY
                                            ---------------------------------
                                      Name:  J. Douglas Ramsey
                                            ---------------------------------
                                      Title: Vice President & CFO
                                            ---------------------------------


                                      AGENT:
                                      -----

                                      BANK OF AMERICA, N.A., successor by merger to NationsBank, N.A., successor by merger to NationsBank of Texas, N.A., as Agent


                                      By:   /S/ DENISE SMITH
                                            ------------------------------------
                                            Denise Smith,
                                            Managing Director


                                      BANK:
                                      ----

                                      BANK OF AMERICA, N.A., successor by merger to NationsBank, N.A., successor by merger to NationsBank of Texas, N.A., as Agent


                                      By:   /S/ DENISE SMITH
                                            ------------------------------------
                                            Denise Smith,
                                            Managing Director



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